UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2015

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

        On October 28, 2015, we issued a press release announcing our financial results for our fiscal quarter ended September 30, 2015, and reaffirming guidance for fiscal year 2015. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

        On October 26, 2015, Speedway Motorsports, Inc. (the “Company”) subsidiaries Atlanta Motor Speedway, LLC, Bristol Motor Speedway, LLC, Charlotte Motor Speedway, LLC, Kentucky Raceway, LLC d/b/a Kentucky Speedway, Nevada Speedway, LLC d/b/a Las Vegas Motor Speedway, New Hampshire Motor Speedway, Inc., Speedway Sonoma, LLC a/k/a Sonoma Raceway, and Texas Motor Speedway, Inc. (collectively the “Speedways”) entered into separate Sanction Agreements with NASCAR Event Management, Inc. (“NEM”) an affiliate of NASCAR, Inc. (“NASCAR”), pursuant to which the Speedways would conduct in 2016 the following events: 12 NASCAR Sprint Cup Series events, the NASCAR Sprint All-Star Race event, 11 NASCAR Xfinity Series events and 8 NASCAR Camping World Truck Series events. The Sanction Agreements each have a five-year term that includes the 2016 event season through and including the 2020 event season. These Sanction Agreements are substantially similar in form, substance and relative allocation of broadcast rights revenue to previous sanction agreements between the Company and NEM, except for the increase in duration from one year to five years and established annual increases in broadcast rights revenue and NEM fees of three to four percent annually over the term of the Agreements.

Item 9.01 Financial Statement and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 28, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: October 28, 2015	By:	/s/ William R. Brooks
William R. Brooks
Vice Chairman and Chief Financial Officer